UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2017

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Merrick Road, Lynbrook, New York 11563

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (516) 256-8143

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Introductory Note

Janel Corporation (the “Company”) previously filed a Current Report on Form 8-K (the “Current Report”) with the Securities and Exchange Commission on October 17, 2017 to report, among other things, the submission for filing to the Nevada Secretary of State of an Amendment to Certificate of Designation After Issuance of Class or Series reducing the dividend rate payable on the Series C Preferred Stock. The Current Report did not include the complete filing submitted to the Nevada Secretary of State, and the purpose of this amendment to the Current Report is to include such complete filing. Except for the foregoing, this Form 8-K/A effects no other changes to the Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Amendment to Certificate of Designation After Issuance of Class or Series pursuant to NRS 78.1955 for Series C Cumulative Preferred Stock
10.1	Loan and Security Agreement, effective as of October 17, 2017, by and between Janel Corporation, Janel Group, Inc., PCL Transport, LLC, Janel Alpha GP, LLC, W.J. Byrnes & Co., Liberty International, Inc., and The Janel Group of Georgia, Inc., and Santander Bank, N.A. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 17, 2017, File No. 333-60608)
10.2	Revolving Credit Note, effective as of October 17, 2017 payable to Santander Bank, N.A. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 17, 2017, File No. 333-60608)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: October 17, 2017	By:	/s/ Brendan J. Killackey
Brendan J. Killackey
Chief Executive Officer